FIRST AMENDMENT dated as of October 5,
                         1998 (this "Amendment"), among FLEMING
                         COMPANIES, INC. (the "Borrower"), the LENDERS party hereto, BANCAMERICA SECURITIES, INC., as Syndication Agent, SOCIETE GENERALE, as
                         Documentation Agent, and THE CHASE MANHATTAN
                         BANK, as Administrative Agent.

               A. Reference is made to the Credit Agreement dated as of July 25, 1997 (the "Credit Agreement") among the
     Borrower, the Lenders, the Administrative Agent, the
     Syndication Agent and the Documentation Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

               B. The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement. The Lenders are willing to do so, subject to the terms and conditions of this Amendment.

               Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

               SECTION 1.01. Amendment to Section 2.11(b). Section 2.11(b) of the Credit Agreement is hereby modified by:

               (a) deleting from clause (i) thereof the words "and is permitted to be prepaid, repurchased or redeemed under
               Section 6.03(b)"; and

               (b) replacing the period at the end of the first sentence thereof with the following:

                    "; provided further, that, notwithstanding the foregoing proviso, in the event that (1) any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Asset Disposition and (2) the property disposed of in such Asset Disposition, together with all other property sold, leased, transferred or disposed of (other than in the ordinary course of business and other than as permitted by last sentence of Section 6.02) during the same fiscal year of the Borrower, contributed more than 20% of EBITDAR for any one of the immediately preceding three fiscal years of the Borrower, the Borrower shall prepay Term Borrowings (or, after the Term Borrowings have been repaid or prepaid in full, either prepay Revolving Loans or prepay, repurchase, retire or redeem the 10 5/8% Senior Notes) in an aggregate amount equal to 100% of the Net Proceeds of such Asset Disposition."

               SECTION 1.02.  Amendment to Section 6.02.  Section
     6.02 of the Credit Agreement is hereby modified by replacing the reference to "20% of Consolidated Net Income" with a reference to "30% of EBITDAR".

               SECTION 1.03.  Amendment to Section 6.03(b).
     Section 6.03(b) of the Credit Agreement is hereby modified by replacing clause (iv) thereof with the following:

               "(iv) Indebtedness referred to in clause (A), (B) or (C) of Section 2.11(b) or Indebtedness of the character described in clauses (vi), (viii), (ix), (x),
               (xi), (xii), (xiii) and (xiv) of Section 6.03(a) that is not Later Maturing Indebtedness;"

               SECTION 2.  Credit Agreement.  Except as
     specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

               SECTION 3. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
     STATE OF NEW YORK.

               SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                              FLEMING COMPANIES, INC.

                                 by
                                         JOHN M. THOMPSON
                                   Name:  John M. Thompson
                                   Title: Vice President &
                                       Treasurer


                              THE CHASE MANHATTAN BANK,
                                   individually and as
                                   Administrative Agent,

                                 by
                                         BARRY K. BERGMAN
                                   Name: Barry K. Bergman
                                   Title: Vice President

                              BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,

                                 by
                                           THOMAS BARNETT
                                   Name:  Thomas Barnett
                                   Title: Managing Director

                              BANK OF HAWAII,

                                 by
                                          BRENDA TESTERMAN
                                   Name:  Brenda Testerman
                                   Title: Vice President

                              BANK OF MONTREAL,

                                   by
                                          L.A. DURNING
                                   Name:  L.A. Durning
                                   Title:  Portfolio Manager

                              BANK OF SCOTLAND,

                                   by
                                          JANET TAFFE
                                   Name:  Janet Taffe
                                   Title: Assistant Vice President

                              BEAR STEARNS INVESTMENT
                              PRODUCTS INC.,

                                    by
                                          HARRY ROSENBERG
                                    Name: Harry Rosenberg
                                    Title: Authorized Signatory

                              COMERICA BANK,

                                    by
                                          REGINALD M.
                                          GOLDSMITH, III
                                    Name:  Reginald M. Goldsmith, III
                                    Title: Vice President


                              CREDIT LYONNAIS NEW YORK BRANCH,

                                    by
                                           ROBERT IVOSEVICH
                                    Name:  Robert Ivosevich
                                           Title:  Senior Vice President


                              THE DAI-ICHI KANGYO BANK, LTD.,

                                    by
                                           MASAAKI ISHIKURA
                                    Name:  Masaaki Ishikura
                                    Title: Vice President


                             FIRST HAWAIIAN BANK,

                                    by
                                           CHARLES L. JENKINS
                                    Name:  Charles L. Jenkins
                                    Title: Vice President and
                                           Manager


                             THE FUJI BANK, LIMITED,

                                    by
                                           TEIJI TERAMOTO
                                    Name:  Teiji Teramoto
                                    Title: Vice President &
                                           Manager

                             IBJ SCHRODER BANK & TRUST
                             COMPANY,

                                    by
                                          CHARLES B. FEARS
                                    Name: Charles B. Fears
                                    Title: Director

                                   BANK ONE, OKLAHOMA, NA,

                                    by
                                           MARK C. DEMOS
                                    Name:  Mark C. Demos
                                    Title: Senior Vice President

                             THE LONG-TERM CREDIT BANK OF
                             JAPAN, LTD.,

                                    by
                                           SADAO MURAOKA
                                    Name:  Sadao Muraoka
                                    Title: Head of Southwest Region

                             MANUFACTURERS AND TRADERS
                             TRUST COMPANY,

                                    by
                                           R. BUFORD SEARS
                                    Name:  R. Buford Sears
                                    Title: Administrative Vice President


                             THE MITSUBISHI TRUST AND BANKING CORPORATION, CHICAGO BRANCH,

                                    by
                                           NOBUO TOMINAGA
                                    Name:  Nobuo Tominaga
                                    Title: Chief Manager

                             NATEXIS BANQUE BFCE,

                                    by
                                           MARK A. HARRINGTON
                                    Name:  Mark A. Harrington
                                    Title: Senior Vice President and
                                           Regional Manager

                                    by
                                           PAUL H. DIOURI
                                    Name:  Paul H. Diouri
                                    Title: Assistant Treasurer

                             NATIONAL BANK OF CANADA,

                                    by
                                           DOUG CLARK
                                    Name:  Doug Clark
                                    Title: Vice President

                                    by
                                           RANDALL K. WILHOIT
                                    Name:  Randall K. Wilhoit
                                    Title: Vice President

                             NATIONAL CITY BANK, KENTUCKY,

                                    by
                                           TODD ETHINGTON
                                    Name:  Todd Ethington
                                    Title: Vice President

                             PARIBAS,

                                    by

                                    Name:
                                    Title:

                             THE SANWA BANK LIMITED,

                                    by

                                    Name:
                                    Title:

                             SENIOR DEBT PORTFOLIO,

                                    by

                                    Name:
                                    Title:

                             SOCIETE GENERALE, SOUTHWEST AGENCY,

                                    by
                                           RICHARD M. LEWIS
                                    Name:  Richard M. Lewis
                                    Title: Director

                             SUMITOMO BANK OF CALIFORNIA,

                                    by
                                           SHUJI ITO
                                    Name:  Shuji Ito
                                    Title: Vice President

                             THE SUMITOMO BANK, LIMITED,

                                    by

                                    Name:
                                    Title:

                             THE SUMITOMO TRUST AND BANKING
                             CO., LTD., NEW YORK BRANCH,

                                    by
                                           STEPHEN STRATICO
                                    Name:  Stephen Stratico
                                    Title: Vice President

                             SUMMIT BANK,

                                    by
                                           BRUCE A. GRAY
                                    Name:  Bruce A. Gray
                                    Title: Vice President

                             TRANSAMERICA BUSINESS CREDIT
                             CORPORATION,

                                    by
                                           PERRY VAVOULES
                                    Name:  Perry Vavoules
                                    Title: Senior Vice President

                             VAN KAMPEN AMERICAN CAPITAL
                             PRIME RATE INCOME TRUST,

                                    by
                                           JEFFREY W. MAILLET
                                    Name:  Jeffrey W. Maillet
                                    Title: Senior Vice President & Director

                             VAN KAMPEN CLO I LIMITED,

                             By:  Van Kampen American
                                  Capital Management, Inc.
                                  As Collateral Manager

                                  by
                                         JEFFREY W. MAILLET
                                  Name:  Jeffrey W. Maillet
                                  Title: Senior Vice President & Director